Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	July 30, 2014
Executive Vice President and Chief Financial Officer
(310) 481-8484

or

Michelle Ngo
Senior Vice President and Treasurer
(310) 481-8581

KILROY REALTY, L.P. PRICES $400.0 MILLION OF 4.25% SENIOR UNSECURED NOTES DUE 2029

LOS ANGELES, CA, July 30, 2014 – Kilroy Realty Corporation (NYSE:KRC) today announced that its operating partnership, Kilroy Realty, L.P., has priced the underwritten public offering of $400.0 million aggregate principal amount of its 4.25% senior unsecured notes due 2029 (the “Notes”). The Notes will pay interest semi-annually at a rate of 4.25% per annum and mature on August 15, 2029. The Notes were priced at 98.882% of the principal amount. Wells Fargo Securities, Barclays, BofA Merrill Lynch and J.P. Morgan acted as joint book-running managers. The offering is expected to close on August 6, 2014, subject to customary closing conditions.

Net proceeds from the offering will be approximately $391.8 million, after deducting underwriters’ discounts and estimated expenses. We intend to use the net proceeds from the offering for general corporate purposes, which may include acquiring properties, funding development and redevelopment projects, and repaying outstanding indebtedness. Pending application for the foregoing purposes, we may use the net proceeds from the offering to repay borrowings under the operating partnership’s revolving credit facility and/or temporarily invest such net proceeds in marketable securities.

The offering was made pursuant to an effective shelf registration statement and prospectus and related prospectus supplement filed by Kilroy Realty Corporation and Kilroy Realty, L.P. with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Copies of the prospectus supplement and related prospectus for the offering may be obtained by calling Wells Fargo Securities, LLC toll-free at 800-326-5897 or by email to cmclientsupport@wellsfargo.com; by calling Barclays Capital Inc. toll-free at 888-603-5847 or by email to barclaysprospectus@broadridge.com; by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 800-294-1322 or by email to dg.prospectus_requests@baml.com; or by calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in the prospectus supplement relating to the Notes and Kilroy Realty Corporation’s annual report on Form 10-K/A for the year ended December 31, 2013 and Kilroy Realty Corporation’s other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of, the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.